Exhibit 2.1

                            CERTIFICATE OF OWNERSHIP


                                     MERGING


                          SAVOIR TECHNOLOGY GROUP, INC.
                             A DELAWARE CORPORATION


                                      INTO

                         WESTERN MICRO TECHNOLOGY, INC.
                             A DELAWARE CORPORATION


                           (PURSUANT TO SECTION 253 OF
                    THE GENERAL CORPORATION LAW OF DELAWARE)



         The undersigned officers of Western Micro Technology, Inc., a corporation incorporated on the 24th day of July, 1997, pursuant to the Laws of the State of Delaware (the "Surviving Corporation") and Savoir Technology Group, Inc., a Delaware corporation incorporated on the 11th day of August, 1997 ("Savoir") hereby certify that:

         (1) The Surviving Corporation is the sole owner of all of the outstanding common stock of Savoir.

         (2) The Board of Directors of the Surviving Corporation, by Unanimous Written Consent dated as of October 31, 1997, have determined to merge Savoir with and into the Surviving Corporation, and the resolutions approving such merger is as follows:

                  WHEREAS, the Corporation owns all of the outstanding capital stock of Savoir Technology Group, Inc., a Delaware corporation ("Savoir"); and

                  WHEREAS, the Corporation desires to merge Savoir into itself and to assume the liabilities and obligations of such entity in exchange for all the estate, property, rights and privileges of Savoir; and

                  WHEREAS, the Board of Directors of this Corporation deems it advisable and in the best interest of the Corporation to effect the merger and to subsequently change the name of this Corporation to "Savoir Technology Group, Inc." on November 21, 1997 (the "Effective Date"):

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                  NOW, THEREFORE, IT IS HEREBY:

                           RESOLVED, that this Corporation merge into itself
                  said Savoir on the Effective Date pursuant to Section 253 of the General Corporation Law of Delaware;

                           RESOLVED FURTHER, that it is in the best interest of
                  this Corporation to assume the liabilities and obligations of Savoir in exchange for all of the estate, property, right and privileges of Savoir;

                           RESOLVED FURTHER, that the Certificate of Ownership
                  and Merger presented to this Board and attached hereto as EXHIBIT A, be and it hereby is approved in its entirety;

                           RESOLVED FURTHER, that upon the Effective Date,
                  pursuant to the date set forth in the Certificate of Ownership, as presented to and filed in the Office of the Delaware Secretary of State, the name of this Corporation shall be changed to:

                           "Savoir Technology Group, Inc.";

                           RESOLVED FURTHER, that the President and Secretary of
                  this Corporation are, and each of them hereby is, authorized and directed for and on behalf of the Corporation to execute, under the corporate seal of this Corporation, the Certificate of Ownership, with such modifications and amendments thereto as the officers shall approve, such approval being conclusively evidenced by the execution and delivery thereof, setting forth or attaching a copy of the resolutions, as applicable, to merge Savoir into itself and assume such entity's liabilities and obligations in exchange for all of the estate, property, rights and privileges of Savoir on the Effective Date, and to promptly file the Certificate of Ownership in the office of the Secretary of State of the State of Delaware in order to reflect such date as the date of the merger and Corporation's name change, and certified copies thereof with the New Castle County Recorder of Deeds Office, and the County Clerk in each county in which Savoir is located or their real property is situated, if any;

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

                           RESOLVED FURTHER, that the officers of this
                  Corporation are, and each of them hereby is, authorized and directed for and on behalf of the Corporation to execute and deliver such other documents and to take any and all actions as each of them deems necessary or advisable, within or outside the State of Delaware, in order to effect the merger of Savoir with and into this Corporation and to carry out the full intent of the foregoing resolutions; such determination being conclusively presumed by the officer's execution and delivery of any such document; and

                           RESOLVED FURTHER, that all prior acts or actions
                  taken or to be taken by the officers of this Corporation in connection herewith are hereby ratified and approved.

         (3) The merger of Savoir into the Surviving Corporation shall become effective as of the 21st day of November, 1997.

         IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Ownership to be signed by its President and attested by its Assistant Secretary, and its corporate seal to be affixed, this 31st day of October 1997 and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.


                                     WESTERN MICRO TECHNOLOGY, INC.




                                     By ___________________________
                                                P. Scott Munro
                                                   President



                                     ATTEST:




                                     By _____________________________
                                                  James W. Dorst
                                               Assistant Secretary

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